UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2015

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 399-1995

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2015, Cambium Learning Group, Inc. (the "Company") entered into an employment letter agreement with Carolyn Getridge, Senior Vice President, Strategic Partnerships, effective January 1, 2015 (the "Getridge Agreement"). Additionally, the Company’s Board of Directors has nominated Ms. Getridge to serve as a director and she will stand election at the Company’s 2015 Annual Meeting of Stockholders.

The Getridge Agreement sets forth annual base salary and incentive compensation terms for Ms. Getridge. Additionally, the Getridge Agreement provides that so long as Ms. Getridge is employed by the Company or serves as a director on the Company’s Board of Directors, the stock options granted to her will continue to vest as though she was employed by the Company. Ms. Getridge also entered into the Company’s standard confidentiality and non-disclosure agreement, which contains provisions customary for agreements of this type. These include confidentiality, non-disparagement, non-competition, and non-solicitation provisions.

The foregoing description of the Getridge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 —Employment agreement, dated March 27, 2015, between Cambium Learning Group, Inc. and Carolyn Getridge.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

April 2, 2015	By:	/s/ Barbara Benson

Name: Barbara Benson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment agreement, dated March 27, 2015, between Cambium Learning Group, Inc. and Carolyn Getridge.